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Registration Statement No. 333-177923
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WEB ACCESS AGREEMENT

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Access Agreement Last Updated: [August 12,2011].

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WEB ACCESS AGREEMENT

The Structured Investments Password Protected Website

Access Agreement

BEFORE YOU CLICK THE "I HAVE READ AND ACCEPTED THE WEB ACCESS AGREEMENT" BOX BELOW, SCROLL DOWN AND CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS THAT GOVERN YOUR ACCESS TO, AND USE OF, THE STRUCTURED INVESTMENTS PASSWORD PROTECTED WEBSITE. This Access Agreement may be amended or supplemented by JPMorgan CHASE & CO. OR ITS SUBSIDIARIES from time to time in THEIR sole discretion. IF YOU, ON BEHALF OF THE INTERMEDIARY YOU REPRESENT, AGREE TO THESE TERMS AND CONDITIONS, CHECK THE BOX AND CLICK "CONTINUE" TO ENTER THE STRUCTURED INVESTMENTS PASSWORD PROTECTED WEBSITE. ANY SUCH CLICKING SHALL HAVE THE SAME FORCE AND EFFECT AS YOU MANUALLY SIGNING AND DELIVERING A PAPER COPY OF THE ACCESS AGREEMENT (AND THE TERMS AND CONDITIONS OF ACCESS PAGE OF THE STRUCTURED INVESTMENTS PASSWORD PROTECTED WEBSITE INCORPORATED HEREIN) AS AN AUTHORIZED SIGNATORY OF THE INTERMEDIARY YOU REPRESENT. IF YOU DO NOT CHECK THE BOX AND CLICK "CONTINUE" YOU WILL NOT BE ABLE TO ENTER THE STRUCTURED INVESTMENTS PASSWORD PROTECTED WEBSITE.

Access Agreement Last Updated: [August 12,2011].

The JPMorgan Website (the "Website", or the "Structured Investments Password Protected Website") is located at www.sp.jpmorgan.com, and constitutes a separate portion of the JPMorgan Chase & Co. website. The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able to purchase the securities described. JPMorgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, "JPMorgan") worldwide.

SERVICE

The service (the "Service") provided on the Website allows you ("You") on behalf of the Intermediary to: (i) view deals ("Passive Access") or (ii) view deals and enter orders ("Active Access"), in each case with JPMorgan. The Service and/or the Website may be enhanced from time to time, including as may be further set forth in the applicable instructions provided to you (such instructions, as amended from time to time, being referred to as a "User 's Guide"). Additional terms applicable to the Service may be set forth from time to time in the applicable User 's Guide or on the Website. Subject to the terms set forth herein (and in the Terms and Conditions of Access page of the Structured Investments Password Protected Website incorporated herein), the Service will be available during the times specified in the applicable User 's Guide or on the Website.

JPMORGAN OR ITS SUPPLIERS MAY DISCONTINUE OR MAKE CHANGES TO THE SERVICE OR THE WEBSITE AT ANY TIME. JPMORGAN RESERVES THE RIGHT TO TERMINATE ANY OR ALL WEB TRANSMISSIONS OR THE SERVICE OR ACCESS TO THE WEBSITE WITHOUT PRIOR NOTICE TO YOU. Notwithstanding the termination of access to the Website or the Service, this Access Agreement and the terms and conditions set forth herein as well as in applicable sections of the Website shall continue to apply in respect of all actions or omissions of the parties occurring at or before such termination.

RISKS OF USE OF THE SERVICE

Except in transactions described under "Firm Prices" below, JPMorgan may, in its absolute discretion, accept or reject instructions sent by you using the Service (without having any obligation to give reasons for such acceptance or rejection). You will receive an electronic acknowledgement or message of receipt of your Website instructions that will indicate that JPMorgan has received such instructions.  If you have placed instructions into the system and have not received such electronic acknowledgement or message, you should contact your JPMorgan representative by alternative means, such as by telephone.

SEC DISCLAIMERS

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of its securities posted on this Website.  Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, underlying supplement,term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

For certain other offerings, a registration statement related to these securities has been filed with the SEC but may not be effective at this time. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance, which will only be given after the registration statement becomes effective.

CD DISCLAIMERS

Before you invest in any certificate of deposit of JPMorgan Chase Bank, N.A., you should read the term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein, relating to that certificate of deposit. Any of those materials may be amended, superseded or replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, as may be the documents referred to therein. Any information relating to performance contained in such materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved.

IRS CIRCULAR 230 DISCLOSURE

JPMorgan and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained on this Website or in any materials available through this Website is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

PASSWORD AGREEMENT; SECURITY; YOUR UNDERTAKINGS

Access is provided to you individually, in your capacity as a representative of a securities dealer or registered investment advisor which JPMorgan has agreed to permit to have access to this website (the "Intermediary") and is restricted via password protection.  You represent, each time that you access this website, that you have received a user ID and password from a JPMorgan representative in order to provide you with such access, and that you are, at the time of such access, (i) an authorized representative ("Authorized Personnel") of the Intermediary indicated by you to such JPMorgan representative authorized to enter into this Access Agreement on behalf of the Intermediary and (ii) acting in your capacity as an officer or employee of the Intermediary at the request of the Intermediary and have authority to bind the Intermediary to the terms and conditions of this Access Agreement (and the Terms and Conditions of Access of the Structured Investments Password Protected Website incorporated herein) and to bind the Intermediary with respect to any orders or instructions you provide through the Website or the Service. You and the Intermediary acknowledge that your user ID and password have been issued expressly to you in your capacity as Authorized Personnel of the Intermediary and you undertake not to share your password with any other person or entity, including without limitation, clients of the Intermediary or any other potential investors. You and the Intermediary agree to use the information contained in the website for informational and internal (to the Intermediary) purposes only, in the performance of your official duties with the Intermediary. You and the Intermediary agree that you have a legal obligation to treat all information on this website as strictly confidential and not to disclose such information or allow such information to be disclosed to any unauthorized party.

Any user ID or password that may be issued to you remains the property of JPMorgan.  You agree to change your password after entering the website for the first time. Any such user ID or password, whether provided by JPMorgan or chosen by you, is for your individual use only, and may not be disclosed to any third party, including other individual employees or officers of the Intermediary. You and the Intermediary agree to notify JPMorgan immediately if you become aware of any unauthorized use of your user ID or password or become aware of or suspect any security breach. You and the Intermediary agree that any such user ID or password is provided to you in your capacity as a representative of the Intermediary only, and may not be retained by you after any termination of your relationship with the Intermediary. You and the Intermediary hereby agree to notify JPMorgan as soon as possible after any such termination. You and the Intermediary agree to inform JPMorgan immediately if there is any change in Authorized Personnel or a change of control, jurisdiction or status of the Intermediary as defined under the securities or other applicable laws of the United States or any other relevant jurisdiction.

You and the Intermediary have adopted and implemented and will maintain procedures and controls to (a) limit access to your password or other identifying information to Authorized Personnel who will only access the Website or enter orders or instructions through the Website or the Service in their capacity as an officer or employee of the Intermediary and at the Intermediary 's request, (b) restrict the ability of each of the Authorized Personnel to disclose their password, or the other content on the Website, to any third party including, without limitation, employees and independent contractors of the Intermediary to whom JPMorgan has not provided access to the Website and who are not the Intermediary 's Authorized Personnel, (c) notify JPMorgan of the termination of the Intermediary 's relationship with any of the Authorized Personnel who has access to a password and/or the Website, and (d) immediately notify JPMorgan if you become aware of any unauthorized use of any Authorized Personnel 's user ID or password or become aware of or suspect any security breach regarding the Website or the Service.

You and the Intermediary agree to maintain the appropriate segregation of functions between and among the Intermediary 's personnel trading, accessing or otherwise supporting the Service obtained through this Website. You agree (a) to use this Website only in your professional capacity as Authorized Personnel of the Intermediary; and (b) not to use any application or Service that you have not been authorized to use on behalf of the Intermediary.

With respect to the Website and the Service, you and the Intermediary agree to act in accordance with applicable law and regulation and the terms of any agreements you or the Intermediary has with JPMorgan or any of its affiliates. You and the Intermediary will not distribute, use, download or otherwise make available any information or materials posted on the Website to any investor or any third party that is not among the Authorized Personnel of the Intermediary except in accordance with applicable law and regulation and the terms of any agreements you or the Intermediary has with JPMorgan or any of its affiliates. For the avoidance of doubt, you and the Intermediary agree not to distribute, use, download or otherwise make available any screen shots, pricing information or wealth management materials.

With respect to Active Access, you and the Intermediary agree that the Intermediary shall be responsible for, and legally bound by, all messages or instructions entered, transmitted or received under any user ID or password associated with you, any of the Authorized Personnel or the Intermediary, and for the trading or other consequences thereof, whether or not such messages or instructions were authorized by you, any of the Authorized Personnel or the Intermediary and whether or not the person who inputs or communicates under such user ID or password is one of the Intermediary 's Authorized Personnel. JPMorgan reserves the right to terminate or change any or all of any Authorized Personnel 's user ID or password, thereby restricting or terminating any of the Authorized Personnel 's access to the Service at any time with or without prior notice in JPMorgan 's sole discretion.

You and the Intermediary shall hold harmless and indemnify JPMorgan and its affiliates and their respective directors, officers, employees, agents and consultants against any expense, loss, liability, damage or cost (including, without limitation, legal expenses) of any kind whatsoever arising, directly or indirectly, out of the use of the Service and/or the Website by you, any of the Authorized Personnel or the Intermediary.

WEBSITE

Access to this Website is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access set forth in this agreement, including all terms and conditions that may be stated on the Terms and Conditions of Access page of the Structured Investments Password Protected Website, which is incorporated in this agreement by reference (this Access Agreement, together with the Terms and Conditions of Access page of the Structured Investments Password Protected Website, is referred to as the "Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between you and JPMorgan.

Certain sections or pages on the Website, including but not limited to the order submission, amendment or cancellation pages, may contain additional terms and conditions or disclaimers, which are in addition to this Access Agreement. In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages. In the event any provision of this Access Agreement is held to be unenforceable, the remaining provisions shall be unimpaired and the unenforceable provision shall be replaced by such enforceable provision as comes closest to the intention underlying the unenforceable provision. This Access Agreement is additional to and shall be subject to any other agreements you or the Intermediary has entered into with JPMorgan. In the event of any conflict between such other agreements and this Access Agreement, this Access Agreement will prevail only in respect of the Website and the Service.

Materials and information posted on the Structured Investments Password Protected Website may be printed for your use, provided that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the Structured Investments Password Protected Website may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that JPMorgan may notify you of any amendments to this agreement by posting the amended terms of the Access Agreement to the Structured Investments Password Protected Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session.

Any unauthorized use of JPMorgan 's websites and systems, including but not limited to unauthorized entry into JPMorgan 's systems applications contained on this website ("the system") or any system applications that you may access from this website by means of communications lines and linkages (each a " network"), misuse of passwords, or misuse of any information posted to this website, is strictly prohibited. You agree that (i) you will not engage in any activities related to the website that are contrary to applicable law, regulation or the terms of any agreements you have with JPMorgan and (ii) in circumstances where locations of the website require identification for access, you will establish commercially reasonable security procedures and controls to limit access to your password or other identifying information to authorized individuals.

You acknowledge that you may not download or copy any information from this website (including, without limitation, the taking of "screen shots" of indicative bid-offer securities prices) other than the information expressly intended to be downloadable for the Intermediary in accordance with the terms of this website, in each case using the provided download function.

You agree to be responsible for all aspects relating to your use of the website, any network and system, for obtaining, at your cost, all necessary licenses and consents in connection with such use, and for making all payments as may be required to third parties in connection with the use of the website, any network and system, unless JPMorgan expressly agrees in writing to make such payments on your behalf.

INTELLECUTAL PROPERTY

JPMorgan hereby grants to you a non-transferable, non-exclusive license to use, for your internal purposes only, the Website and the Service. You may not transfer, sublicense, assign, copy, translate, convert to another programming language, create any derivative work, disassemble, or modify the Website for any purpose. JPMorgan may transmit certain confidential data by means of the network and system. The network, system and data (including, without limitation, transactional data) shall remain the sole property of JPMorgan. If you obtain all or any part of a network or system from a third party provider, you should clarify the rights, duties and responsibilities concerning the matters detailed in this provision directly with such third party provider.

Any information you provide to JPMorgan in connection with using the Website may be used to offer to you modifications and enhancements to the Website and to notify you of products and services provided by JPMorgan. Use of the Website may be monitored, tracked, and recorded. Anyone using the Website expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract expressly provides otherwise. Anyone using the Website expressly consents to their data being transferred to another jurisdiction which may have no data privacy laws or data privacy laws which are less stringent than the jurisdiction where they are domiciled. JPMorgan owns all right, title and interest in the aggregated transaction data reflecting your interactions using the Website (including, but not limited to, general usage data). JPMorgan may use, distribute, sublicense, and sell data with respect to transactions effected through the Service, as long as JPMorgan does not disclose to others that you were the source of such data or the details of individual transactions effected using the Service.

ERROR CORRECTION

In the event of an error or failure of the Website or the Service, as your and Intermediary 's sole and exclusive remedy and in lieu of any other remedy hereunder, JPMorgan may, at JPMorgan 's sole option, elect, but is not obligated, to provide an error correction or replacement, but any such error correction or replacement shall be provided under this Access Agreement.

INDICATIVE PRICES AND VALUATIONS

This Website may display certain real-time and/or delayed quotes, or other financial market information (collectively, "Market Information") that has been independently obtained from financial market information services, financial publishers, various financial markets including stock exchanges and their affiliates and other providers

(collectively, "Market Information Providers") and has been provided to this Website via various market information transmitters ("Market Information Transmitters"). We do not guarantee or certify the accuracy, completeness, timeliness or correct sequencing of the Market Information made available on or through this Website. You agree that none of JPMorgan, the Market Information Providers or the Market Information Transmitters shall be liable in any way for the accuracy, completeness, timeliness or correct sequencing of any Market Information, or for any decision made or action taken by you relying upon any Market Information. To receive Market Information you may need to have or enter into separate agreements with certain Market Information Providers and/or Market Information Transmitters.

Except for "Firm" prices as described under "Firm Prices" below, any values or prices are provided for informational purposes only and are intended solely for your use. Such prices or values may not represent: (i) the actual terms at which new transactions could be entered into; (ii) the actual terms at which existing transactions could be liquidated or unwound; or (iii) the calculation or estimate of an amount that would be payable following the designation of any early termination date under any agreement governing our trading relationship.

Certain valuations are derived from proprietary models based upon well-recognized financial principles and reasonable estimates about relevant future market conditions.  Valuations based on other models or different assumptions may yield different results.  JPMorgan expressly disclaims any responsibility for: (i) the accuracy of the models or estimates used in deriving the valuations; (ii) any errors or omissions in computing or disseminating the valuations; and (iii) any reliance on or uses to which the valuations are put. Note that in performing the calculations of the present value of all future cash flows for some instruments, it may have been necessary to make estimates about future market conditions. In these cases our calculations have been performed using JPMorgan 's best reasonable estimates of the relevant future market conditions, in accordance with our internal policies and models.

FIRM PRICES

Certain bid or ask prices on this website are indicated as "Firm," which means that J.P. Morgan Securities LLC ("JPMS") is prepared to buy at such "Firm" bid prices or sell at such "Firm" ask prices, as applicable, the relevant securities or CDs, subject to any maximum notional amount that JPMS will buy or sell in a single transaction. By clicking the "Sell" or "Buy" button on the relevant order page, you are accepting an offer from JPMS to buy or sell, as applicable, at the specified bid or ask price, the indicated notional amount of the relevant securities or CDs (subject to any maximum notional amount) and forming a binding contract with JPMS. Once you have clicked the "Sell" or "Buy" button, your acceptance of the offer to buy or sell, as applicable, is irrevocable. Accordingly, you should click the "Sell" or "Buy" button, where available, only if you are committed to completing the relevant transaction.

Not all securities and CDs listed on this website are available for sale or purchase through this website. Unless a price is indicated as "Firm", such price is indicative only. Please refer to "Indicative Prices and Valuations" above.

You agree that access to the Structured Investments Password Protected Website is revocable at any time in the sole discretion of JPMorgan.

PRIVATE PLACEMENT UNDERTAKINGS

In the event that JPMorgan provides you with access to information on this Website relating to offerings of notes by JPMorgan Chase Bank, National Association (the "Bank") that are effected pursuant to the requirements of 12 CFR Section 16.7 and Section 4(2) and Regulation D under the Securities Act (the "Reg D Information"), each time you access the Reg D Information shall be deemed to be an affirmation that:

1.
the representations and warranties of the Intermediary contained in Section 12 of the Master Distribution Agreement dated as of May 25, 2006 (through the applicable Agent Accession Letter) between the Bank and the Intermediary are true and correct in all respects at the time you access such Reg D Information; and

2.	the Intermediary is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

3.	the Intermediary has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment based on the Reg D Information; and

4.
no JPMorgan entity has made any representations to the Intermediary with respect to JPMorgan or the offer or sale of any securities by the Bank; the Intermediary has not relied upon advice from any JPMorgan entity regarding the suitability of the Bank-issued securities as an investment for itself or for any other investors to whom it may resell the Bank-issued securities (each an " Investor" and collectively "Investors"); it acknowledges that no JPMorgan entity makes any representation or warranty as to the accuracy or completeness of the information contained in this Website and it will satisfy itself that the Bank-issued securities are suitable for the relevant Investors and that such Investors are capable of evaluating and have evaluated the risks and merits of an investment in the securities and that each such Investor receives sufficient information to make an informed decision whether to invest in the Bank-issued securities.

Copyright (c) 2011. JPMorgan Chase & Co. All rights reserved.

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TERMS AND CONDITIONS OF ACCESS

The JPMorgan Structured Investments Password Protected Website

Please READ

Terms and Conditions of Access

Date of Publication. Materials posted on the Structured Investments Password Protected Website are published as of their stated date or, if no date is stated, the date of first posting. Neither JPMorgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the Website is different from the date of the document, the date displayed as part of the document is its official date.

Disclaimers. The information contained in this Website has been internally developed or taken from trade and statistical services and other sources which we believe to be reliable, although JPMorgan does not warrant its completeness or accuracy and it should not be relied upon as such. The value of the securities or financial instruments mentioned herein (including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. Because of the possibility of delays and human and/or mechanical error, as well as other factors, neither JPMorgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not a guide to or an indication of future performance.

The securities and certificates of deposit contained on this Website are not available for sale in or to residents of any jurisdiction in which an offer or sale is unlawful or in which it is necessary for the securities or JPMorgan to be qualified.

Click Through. Any acknowledgment, agreement or other type of “click through” button on the Website (for example, an “Accept”, “Submit Order”, “Amend Order”, “Cancel Order”, “Sell” or “Buy” button) that you select to evidence agreement or an acknowledgement shall have the same force and validity as a paper copy of an agreement that you manually signed and delivered.

Suitability and Appropriateness. Securities or financial instruments mentioned in the Website may not be suitable or appropriate for all investors or in all geographical areas. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of this Website and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest.

JPMorgan Positions. JPMorgan may have its own specific interest in relation to the issuers or any affiliates of the issuers, the financial instruments or the transactions that are mentioned on the Website. JPMorgan may have positions or act as a market maker in securities or financial instruments mentioned in the Structured Investments Password Protected Website (or options with respect thereto). In addition, JPMorgan’s employees and employee benefit programs may have positions or effect transactions in securities or financial instruments (or options with respect thereto) mentioned on the Website or serve as directors of issuers or affiliates mentioned on the Website. Fees may be shared with third parties and/ or affiliates. Investors should carefully review the following, as applicable: Notes: Certain Risk Considerations and Certificates of Deposit:  Certain Risk Considerations .

User Data, Cookies and Related Matters. JPMorgan or any member of the JPMorgan group of companies and their affiliates and agents (including those in countries where data protection laws might not exist) may process the personal data gathered on the Structured Investments Password Protected Website.

JPMorgan is committed to protecting client privacy and will take all reasonable steps to ensure that your data is kept secure against unauthorized access, loss, disclosure or destruction. If you have any questions regarding collection, use and disclosure of information inputted into or generated by the Structured Investments Password Protected Website, please contact your JPMorgan sales representative or relationship manager.

JPMorgan may capture, store, use, monitor, track and record information that you enter and the results generated by applications that you use within the Structured

Investments Password Protected Website for its legitimate business purposes, including customer service and marketing activities. JPMorgan uses cookies and other methods to accomplish this. Anyone using this Website expressly consents to such capture, storage, use, monitoring, tracking and recording. JPMorgan owns all right, title and interest in the aggregated data reflecting your interactions with the Website (including, but not limited to, general usage data and transaction data) and may use, distribute, license and sell such data; provided that JPMorgan does not disclose to others that you are the source of such data or the details of individual transactions arising from use of the Website, subject to any regulatory or legal requirements and except as otherwise permitted herein.

JPMorgan uses cookies for your security, for statistical and evaluation purposes including tracking when and which pages of the website you visit and what information users are interested in accessing.

On the website, JPMorgan primarily uses two types of cookies. JPMorgan uses session cookies, for example, to maintain security on the website and to eliminate the need for you to input the same information repeatedly on multiple pages of the website. JPMorgan uses persistent cookies to track browsing habits of visitors to the website. Persistent cookies may gather information that includes the date and time of visit, pages viewed, time spent on the website and the website visited just before and just after entering the website. You can disable cookies by changing your internet software browser settings. You also may be able to change your software browser settings to accept specific cookies. If you disable the cookies, you may not be able to access all features of the website or another website.

Notwithstanding anything to the contrary in this agreement, any entity within JPMorgan and/or any of its officers, agents and/or employees may disclose information relating to you, the Intermediary or your transactions which was made available on or through the website to any other entity or branch within JPMorgan or such other person or persons as may be considered necessary or desirable by JPMorgan for the purpose of performing the services contemplated in these terms and conditions or any other action reasonably connected therewith. You and the Intermediary hereby consent to such sharing and disclosure of information relating to you and/or the Intermediary by and between such JPMorgan entities or branches or other person or persons or any other action reasonably connected therewith, or as may be required by any applicable government and/or regulatory authorities.

Publication. Some countries may provide rights in addition to those below or may not allow the exclusion or limitation of implied warranties or liability for incidental or consequential damages. Therefore, some of the below limitations may not apply to you or there may be provisions which supersede the below.

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“Copyright (c) 2010[-2011]. JPMorgan Chase & Co. All rights reserved.”

[“NOTES: CERTAIN RISK CONSIDERATIONS” LANGUAGE IN SCREENSHOT ABOVE]

NOTES: CERTAIN RISK CONSIDERATIONS

Notes: Certain Risk Considerations

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS As a holder of any notes that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

JPMORGAN CREDIT RISK Any notes that may be issued by us are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

POTENTIAL CONFLICTS We and our affiliates play a variety of roles in connection with any potential issuance of the notes described in the Offering Documents, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY While the payment at maturity described in the Offering Documents would be based on the full principal amount of any notes sold by JPMorgan Chase & Co., the original issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations under such notes. As a result, and as a general matter, the price, if any, at which an affiliate of JPMorgan may be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent's commissions and hedging costs, including those set forth under “MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES”. The notes described will not be designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD ANY NOTES THAT WE ULTIMATELY ISSUE TO MATURITY.

LACK OF LIQUIDITY The notes will not be listed on any securities exchange. There may be no secondary market for such notes, and an affiliate of JPMorgan will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase & Co. easily. Because other dealers are not likely to make a secondary market for such notes, prices for the notes in any secondary market are likely to depend on the price, if any, at which an affiliate of JPMorgan is willing to buy such notes.

CREDIT RISK OF JPMORGAN CHASE & CO.- The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversly affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.'s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market's view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit rsik is likely to affect adversely the value of the notes. If we were to default on our payment obligations,you may not receive any amounts owed to you under the notes and you could lose your entire investment.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES In addition to the level of the underlying index, asset or basket on any day, the value of any notes that may be issued by us will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the underlying index, asset or basket;

•	the time to maturity of the notes described in the Offering Documents;

•
if the underlying asset is an equity security, the underlying index or indices are linked to equity securities, or the underlying basket includes equity securities or equity indices, the dividend rate on such equity securities;

•
if the underlying asset is a commodity or a commodity futures contract, the underlying index or indices are linked to commodities or the underlying basket includes commodities, commodity futures contracts or commodity indices, the market price of the physical commodities, including those upon which the futures contracts that compose the underlying index or indices or basket of commodities are based, or the exchange-traded futures contracts on such commodities;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events; and

•	our credit worthiness.

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Welcome to J.P. Morgan Structured Investments

Thank you for choosing to browse the J.P. Morgan Structured Investments web portal for retail investors and private clients. Within this website you can find details of all in-subscription and issued J.P. Morgan public offers, including marketing materials, offering documentation and product and underlying prices. Please use the top hand navigation bar to browse, or jump to a particular section using the Quick Links.

PRODUCTS

Products per Page: 10

PRE-ISSUANCE | ISSUED PRODUCTS | RECENTLY EXPIRED

PRODUCTS	CUSIP	ASSET CLASS	PAYOFF	ISSUE DATE	MATURITY	BID	ASK	MY JPM
15yNC1y Callable Step Up Note (Y1-5: 3.75%, Y6-10: 4.00%, Y11-12: 4.50%, Y13-14: 5.50%, Y15: 7.00% (Interest paid S, 30/360)	48125VLF5	Rates	Callable Step-Up	03/02/2012	03/02/2027	---	N/A	+
12 mo. SPX/RTY AutoCallable Yield Note, [7.75%-8.75%] p.a. coupon, 30% contingent buffer	48125VNW6	Equity	Lesser-of Buffered Return Enhanced Note	03/02/2012	03/05/2013	95.99	N/A	+

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Derivatives house of the year.
Equity derivatives house of the year.
Commodity and energy derivatives house of the year.

15 mo. Strategic Volatility Note	48125VPH7	Equity	Delta 1	03/02/2012	05/31/2013	▼ 99.45	N/A	
4 yr ETF Efficiente Annual Income Note, 100% protection, 0.25% p.a. min coupon	48125VLX6	Equity	Market Linked Note	02/29/2012	02/29/2016	▼ 98.62	N/A	
6 yr ETF Efficiente Annual Income Note, 100% protection, [0.50% - 1.00%] p.a. min coupon	48125VLY4	Equity	Market Linked Note	02/29/2012	02/28/2018	▼ 94.53	N/A	
18 mo. BREN linked to RTY, 200% participation, (19%-23%) max return, 10% buffer	48125VLR9	Equity	Buffered Return Enhanced Note	02/29/2012	08/30/2013	▼ 96.71	N/A	
18 mo. BREN linked to EFA, 200% participation, (20% - 24%) max return, 10% buffer	48125VLS7	Equity	Buffered Return Enhanced Note	02/29/2012	08/30/2013	▼ 97.14	N/A	
18 mo. BREN linked to EEM, 200% participation, [19%-23%] max return, 10% buffer	48125VLT5	Equity	Buffered Return Enhanced Note	02/29/2012	08/30/2013	▲ 97.22	N/A	
18 mo. BREN linked to SPX, 150% participation, (14%-18%) max return, 10% buffer	48125VLU2	Equity	Buffered Return Enhanced Note	02/29/2012	08/30/2013	▼ 97.96	N/A	
24 mo. BREN linked to SPX,150% participation, (15%-19%) max return, 10% buffer	48125VLV0	Equity	Buffered Return Enhanced Note	02/29/2012	02/28/2014	▼ 95.54	N/A	

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transactions and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions or securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction or security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting or investing. As applicable, investors should carefully review the **Notes: Certain Risk Considerations** or **Certificate of Deposit: Certain Risk Considerations** section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk Factors" in the product supplement and underlying

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supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document, as that term is defined in the Terms and Conditions of Access or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the **Risks** and **Indicative Price Information** section before entering into a transaction.

[Private Placements - Regulation D]

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[COMPLETE “FEATURED LINKS” LANGUAGE FROM SCREENSHOT ABOVE]

•	J.P. Morgan Exchange Traded Notes

J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

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PRE-ISSUANCE | ISSUED PRODUCTS | RECENTLY EXPIRED

1934 Products| Showing Page 1 of 108 ‹ 1 | 2 | 3 | 4 | 5 | 6 › Jump to

	PRODUCTS	CUSIP	ASSET CLASS	PAYOFF	ISSUE DATE	MATURITY	BID	ASK	MY JPM
☐	6.5yNC6m Callable Step-Up CD (Y1-2: 0.75%; Y3: 1.00%; Y4: 1.25%; Y4.5: 1.50%; Y5: 2.00%; Y5.5: 3.00%; Y6: 5.00%; Y6.5: 7.00%)	48123Y6P6	Rates	Callable Step-Up	03/05/2012	09/05/2018	---	N/A	+
☐	15yNC1y Callable Step Up Note (Y1-5: 3.75%, Y6-10: 4.00%, Y11-12: 4.50%, Y13-14: 5.50%, Y15: 7.00% (Interest paid S, 30/360)	48125VLF5	Rates	Callable Step-Up	03/02/2012	03/02/2027	---	N/A	+
☐	12 mo. SPX/RTY AutoCallable Yield Note, [7.75%-8.75%] p.a. coupon, 30% contingent buffer	48125VNW6	Equity	Lesser-of Buffered Return Enhanced Note	03/02/2012	03/05/2013	95.99	N/A	+
☐	15 mo. Strategic Volatility Note	48125VPH7	Equity	Delta 1	03/02/2012	05/31/2013	99.51	N/A	+
☐	5 yr AI CD, 100% participation	48123Y5P7	Equity	Market Linked	02/29/2012	02/28/2017	99.00	N/A	+
☐	6.5 yr AI CD, 100% ...	48123Y5N2	Equity	Market Linked	02/29/2012	08/31/2018	95.66	N/A	+

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☐	participation	48123Y5P7	Equity	Market Linked	02/29/2012	02/28/2017	98.99	N/A	✚
☐	6.5 yr AI CD, 100% participation	48123Y5N2	Equity	Market Linked	02/29/2012	08/31/2018	95.66	N/A	✚
☐	5.5 yr. Digital Contingent Coupon CD linked to a Basket of 10 International Equities, [6%-8%%] p.a. coupon cap, -20% stock return floor	48123Y5U6	Equity	Market Linked	02/29/2012	08/31/2017	95.55	N/A	✚
☐	6.5 yr. Digital Minimum Return Contingent Coupon CD linked to a Basket of 10 International Equities, [3.0%-4.0%] p.a. coupon cap, [0.25%-0.75%] p.a. min coupon, -20% stock return floor	48123Y5V4	Equity	Market Linked	02/29/2012	08/31/2018	95.22	N/A	✚
☐	6.5 yr AERO CD, 100% participation	48123Y5W2	Equity	Market Linked	02/29/2012	08/31/2018	94.91	N/A	✚
☐	4 yr ETF Efficiente Annual Income Note, 100% protection, 0.25% p.a. min coupon	48125VLX6	Equity	Market Linked Note	02/29/2012	02/29/2016	98.61	N/A	✚
☐	7 yr SPX Div Aristocrats/ETF Efficiente Hybrid Basket, 100% participation	48123Y6C5	Equity	Market Linked	02/29/2012	02/28/2019	94.87	N/A	✚
☐	5 yr. Digital Contingent Coupon CD linked to a Basket of 10 Domestic Equities, 5% p.a. coupon cap, -20% stock return floor	48123Y5Y8	Equity	Market Linked	02/29/2012	02/28/2017	96.10	N/A	✚
☐	6 yr. Digital Minimum Return Contingent Coupon CD linked to a Basket of 10 Domestic Equities, 5% p.a. coupon cap, 0.25% minimum coupon, -30% stock return floor	48123Y5Z5	Equity	Market Linked	02/29/2012	02/28/2018	95.27	N/A	✚
☐	6 yr ETF Efficiente Annual Income Note, 100% protection, [0.50% - 1.00%] p.a. min coupon	48125VLY4	Equity	Market Linked Note	02/29/2012	02/28/2018	94.53	N/A	✚
☐	7 yr. Digital Contingent Coupon CD linked to a Basket of 10 Domestic Equities, 7% p.a. coupon	48123Y6A9	Equity	Market Linked	02/29/2012	02/28/2019	94.33	N/A	✚

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cap, -30% stock return floor								
☐	18 mo. BREN linked to RTY, 200% participation, (19%-23%) max return, 10% buffer	48125VLR9	Equity	Buffered Return Enhanced Note	02/29/2012	08/30/2013	96.71	N/A	✚
☐	18 mo. BREN linked to EFA, 200% participation, (20% - 24%) max return, 10% buffer	48125VLS7	Equity	Buffered Return Enhanced Note	02/29/2012	08/30/2013	97.11	N/A	✚
☐	18 mo. BREN linked to EEM, 200% participation, [19%-23%] max return, 10% buffer	48125VLT5	Equity	Buffered Return Enhanced Note	02/29/2012	08/30/2013	97.25	N/A	✚

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transactions and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions or securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction or security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting or investing. As applicable, investors should carefully review the **Notes: Certain Risk Considerations** or **Certificate of Deposit: Certain Risk Considerations** section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk Factors" in the product supplement and underlying supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document, as that term is defined in the Terms and Conditions of Access or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying

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indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the **Risks** and **Indicative Price Information** section before entering into a transaction.

[Private Placements - Regulation D]

The disclaimers in this section only apply to those Intermediaries that have executed an agent's accession letter making that Intermediary a party to the Master Distribution Agreement dated as of May 26, 2006. If you have not executed such accession letter, please disregard the following disclaimers.

The securities set forth on this page have not been registered with the Securities and Exchange Commission (**"SEC"**) under the Securities Act or with the Office of the Comptroller of the Currency (the **"OCC"**), and are being offered only to "accredited investors" within the meaning of Regulation D under the Securities Act pursuant to the exemptions from registration under the Securities Act provided by Section 3(a)(2) and by Section 4(2) of the Securities Act and Regulation D under the Securities Act and pursuant to the exemption from registration with the OCC provided by 12 CFR § 16.7. Each purchaser of the notes will be deemed to have made certain acknowledgements, representations and agreements as set forth herein under the caption "Notice to Investors; Transfer Restrictions" in the applicable Offering Document.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable Reg D Offering

[“ISSUED PRODUCTS” EXAMPLE BELOW]

J.P. Morgan Structured Investments - 15yNC1y Callable Step Up Note (Y1-5: 3.75%, Y6-10: 4.00%, - Windows Internet Explorer

https://sp.jpmorgan.com/products/MAP10848/index.html

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15yNC1y Callable Step Up Note (Y1-5: 3.75%, Y6-10: 4.00%, Y11-12: 4.50%, Y13-14: 5.50%, Y15: 7.00% (Interest paid S, 30/360)

USD

CUSIP : 48125VLF5

INDICATIVE PRICE INFORMATION		
BID	ASK	LAST CLOSE (BID) :
N/A	N/A	N/A

+MY JPMORGAN

REFERENCE INFORMATION	
CUSIP	48125VLF5
Product Type	Registered Notes
Payoff Type	Callable Step-Up
Principal protection	Principal Protected
Currency	USD
Issue date	03/02/2012
Maturity	03/02/2027

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk Considerations as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such

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PRE-ISSUANCE | ISSUED PRODUCTS | RECENTLY EXPIRED

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	PRODUCTS	CUSIP	ASSET CLASS	CHANNEL	PAYOFF	ISSUE DATE	MATURITY	MY JPM
☐	7y Commodity Contingent Coupon CD	48123Y6S0	Commodities	Broker-Dealer	Market Linked	04/03/2012	04/02/2019	+
☐	5 yr AI CD, 100% participation	48123Y6W1	Equity	Advisory	Market Linked	03/30/2012	03/31/2017	+
☐	6.5 yr AI CD, 100% participation	48123Y6V3	Equity	Broker-Dealer	Market Linked	03/30/2012	09/28/2018	+
☐	5.5 yr. Digital Contingent Coupon CD linked to a Basket of 10 International Equities, [6%-8%] p.a. coupon cap, -20% stock return floor	48123Y7D2	Equity	Broker-Dealer	Market Linked	03/30/2012	09/29/2017	+
☐	6.5 yr. Digital Minimum Return Contingent Coupon CD linked to a Basket of 10 International Equities, [6.0%-8.0%] p.a. coupon cap, [0.25%-0.75%] p.a. min coupon, -20% stock return floor	48123Y7E0	Equity	Broker-Dealer	Market Linked	03/30/2012	09/28/2018	+

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☐	6 yr Min Return Digital YG Note (annual, 7.5% cap, -30% floor, 1.0% p.a. min ret), 100% protection	48125VQA1	Equity	Broker-Dealer	Minimum Return	03/30/2012	03/29/2018	+
☐	6.5 yr AERO CD, 100% participation	48123Y6T8	Equity	Broker-Dealer	Market Linked	03/30/2012	09/28/2018	+
☐	5 yr OPTIMAX CD, 110% participation	48123Y6Y7	Commodities	Advisory	Market Linked	03/30/2012	03/31/2017	+
☐	6.5 yr OPTIMAX CD, 115% Participation	48123Y6X9	Commodities	Broker-Dealer	Market Linked	03/30/2012	09/28/2018	+
☐	6.5 yr Hybrid Note linked to SPX, DJI, EFA, DJUBS, 100% participation, 100% protection, Annual Avgeraging, 2.50% min return	48125VPZ7	Hybrids	Broker-Dealer	Market Linked Note	03/30/2012	09/28/2018	+
☐	7 yr SPX Div Aristocrats/ETF Efficiente Hybrid Basket, 100% participation	48123Y7H3	Equity	Broker-Dealer	Market Linked	03/30/2012	03/29/2019	+
☐	3.5 yr ETF Efficiente PTP Note, 100% participation, 100% protection	48125VPW4	Equity	Broker-Dealer	Market Linked Note	03/30/2012	09/30/2015	+
☐	5 yr ETF Efficiente PTP CD, 100% participation	48123Y6Z4	Equity	Advisory	Market Linked	03/30/2012	03/31/2017	+
☐	6.5 yr ETF Efficiente PTP CD, 100% participation	48123Y7C4	Equity	Broker-Dealer	Market Linked	03/30/2012	09/28/2018	+
☐	4.25 yr ETF Efficiente PTP Note, 100% participation, 100% protection	48125VPV6	Equity	Broker-Dealer	Market Linked Note	03/30/2012	06/30/2016	+
☐	6 yr ETF Efficiente Annual Income Note, 100% protection, [0.50% - 1.00%] p.a. min coupon	48125VPU8	Equity	Broker-Dealer	Market Linked Note	03/30/2012	03/29/2018	+
☐	4 yr ETF Efficiente Annual Income Note, 100% protection, [0.00% - 0.50%] p.a. min coupon	48125VPT1	Equity	Advisory	Market Linked Note	03/30/2012	03/31/2016	+
☐	7 yr. ETF Efficiente PTP CD, 115% participation	48123Y7B6	Equity	Broker-Dealer	Market Linked	03/30/2012	03/29/2019	+

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transactions and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions or securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction or security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting or investing. As applicable, investors should carefully review the **Notes: Certain Risk Considerations** or **Certificate of Deposit: Certain Risk Considerations** section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk Factors" in the product supplement and underlying supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document, as that term is defined in the Terms and Conditions of Access or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

[Private Placements - Regulation D]

The disclaimers in this section only apply to those Intermediaries that have executed an agent's accession letter making that Intermediary a party to the Master Distribution Agreement dated as of May 26, 2006. If you have not executed such accession letter, please disregard the following disclaimers.

The securities set forth on this page have not been registered with the Securities and Exchange Commission (**"SEC"**) under the Securities Act or with the Office of the Comptroller of the Currency (the **"OCC"**), and are being offered only to "accredited investors" within the meaning of Regulation D under the Securities Act pursuant to the exemptions from registration under the Securities Act provided by Section 3(a)(2) and by Section 4(2) of the Securities Act and Regulation D under the Securities Act and pursuant to the exemption from registration with the OCC provided by 12 CFR § 16.7. Each purchaser of the notes will be deemed to have made certain acknowledgements, representations and agreements as set forth herein under the caption "Notice to Investors; Transfer Restrictions" in the applicable Offering Document.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable Reg D Offering Documents. Each Intermediary acknowledges that it has been afforded an opportunity to request from JPMorgan Chase Bank and to review all additional information it considers to be necessary to verify the accuracy of, or to supplement, the information contained in the applicable Reg D Offering Documents.

No assurance can be given as to the accuracy or completeness of the information contained in the applicable Reg D Offering Documents because such information has been obtained or derived from third parties and other publicly available sources. JPMorgan Chase Bank and each of its affiliates expressly disclaim any responsibility for such information.

Except as set forth in the applicable Reg D Offering Documents, no person is authorized to give any information or make a representation not contained in

[“PRE-ISSUANCE” EXAMPLE BELOW]

J.P. Morgan Structured Investments - 6 yr Min Return Digital YG Note (annual, 7.5% cap, -30% fl - Windows Internet Explorer

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6 yr Min Return Digital YG Note (annual, 7.5% cap, -30% floor, 1.0% p.a. min ret), 100% protection

USD

CUSIP : 48125VQA1 | VALOREN : 125VQA

REFERENCE INFORMATION	
CUSIP	48125VQA1
VALOREN	125VQA
Product Type	Registered Notes
Payoff Type	Minimum Return
Principal protection	Principal Protected
Currency	USD
Issue date	03/30/2012
Maturity	03/29/2018
Subscription ends	03/27/2012
Days left	16

RELATED DOCUMENTS

Term Sheet

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk Considerations as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such

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PRE-ISSUANCE | ISSUED PRODUCTS | **RECENTLY EXPIRED**

78 Products| Showing Page 1 of 5 ‹ 1 | 2 | 3 | 4 | 5 › Jump to

	PRODUCTS	CUSIP	ASSET CLASS	PAYOFF	ISSUE DATE	MATURITY	MY JPM
☐	6 yr Note linked to Div Aristocrats, 5.0% Min Return, 100% protection	48125VMD9	Equity	Market Linked Note	02/29/2012	02/28/2018	+
☐	5 yr OPTIMAX CD, 110% participation	48123Y5K8	Commodities	Market Linked	02/29/2012	02/28/2017	+
☐	7 yr. Minimum Return Contingent Coupon CD linked to a Basket of 10 Asian-linked Equities, 6.50% p.a. coupon cap, 0.25% p.a. min coupon, -30% stock return floor	48123Y6J0	Equity	Market Linked	02/29/2012	02/28/2019	+
☐	3 mo. REX linked to FFIV, 11.50% p.a. coupon, 20% contingent buffer	48125VNK2	Equity	Reverse Exchangeable	02/29/2012	05/31/2012	+
☐	6 mo. REX linked to TSO, 13.75% p.a. coupon, 20% contingent buffer	48125VNT3	Equity	Reverse Exchangeable	02/29/2012	08/31/2012	+
	15yNC1y SPX-6mL Dual Range Accrual Note (Y1-15:						

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☐	6.50% p.a. accrued daily subject to 6mL < 6% and SPX > 890 (Interest paid Q, 30/360)	48125VLD0	Rates	Range Accrual Note	02/28/2012	02/28/2027	✚
☐	5 yr. PPN linked to ETF Efficiente, 100% participation, 0.10% minimum coupon	48125VNC0	Equity	Market Linked Note	02/23/2012	02/23/2017	✚
☐	3 mo. REX linked to AKS, 15.25% p.a. coupon, 30% contingent buffer	48125VMF4	Equity	Reverse Exchangeable	02/17/2012	05/17/2012	✚
☐	6 mo. REX linked to FCX, 11.75% p.a. coupon, 20% contingent buffer	48125VMK3	Equity	Reverse Exchangeable	02/17/2012	08/17/2012	✚
☐	3 mo. REX linked to X, 19.5% p.a. coupon, 45% contingent buffer	48125VCG3	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to FCX, 15% p.a. coupon, 30% contingent buffer	48125VCH1	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to WFC, 13.75% p.a. coupon, 20% contingent buffer	48125VCJ7	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to BAC, 17.5% p.a. coupon, 40% contingent buffer	48125VCK4	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to LVS, 14% p.a. coupon, 25% contingent buffer	48125VCC2	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to MGM, 17.25% p.a. coupon, 40% contingent buffer	48125VCD0	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to SLW, 14.25% p.a. coupon, 30% contingent buffer	48125VCE8	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to BTU, 12.5% p.a. coupon, 35% contingent buffer	48125VCF5	Equity	Reverse Exchangeable	11/30/2011	02/29/2012	✚
☐	3 mo. REX linked to SGY, 16% p.a. coupon, 47.7136% contingent buffer	48125VDC1	Equity	Reverse Exchangeable	11/22/2011	02/23/2012	✚

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[“RECENTLY EXPIRED” EXAMPLE BELOW]

J.P. Morgan Structured Investments - 6 yr Note linked to Div Aristocrats, 5.0% Min Return, 100% - Windows Internet Explorer
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6 yr Note linked to Div Aristocrats, 5.0% Min Return, 100% protection

USD

CUSIP : 48125VMD9

REFERENCE INFORMATION	
CUSIP	48125VMD9
Product Type	Registered Notes
Payoff Type	Market Linked Note
Principal protection	Principal Protected
Currency	USD
Issue date	02/29/2012
Maturity	02/28/2018
Days Following Expiry	3

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk Considerations as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such

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Transactions and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions or securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction or security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting or investing. As applicable, investors should carefully review the **Notes: Certain Risk Considerations** or **Certificate of Deposit: Certain Risk Considerations** section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk Factors" in the product supplement and underlying supplement which accompanies that pricing supplement.
The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.
To the extent any Offering Document, as that term is defined in the Terms and Conditions of Access or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product

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BUILDING A CASE FOR STRUCTURED INVESTMENTS
Building a Case for Structured Investments
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MARKET LINKED CERIFICATE OF DEPOSIT
Market Linked Certificates of Deposit
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BUFFERED RETURN ENHANCED NOTES
Buffered Return Enhanced Notes
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CERTIFICATE OF DEPOSIT FAQS

What they are.

The CDs are deposit obligations of JPMorgan Chase Bank, N.A. (the "Bank" or "we"). The CDs will re-pay principal at the maturity date as well as an additional amount (either at maturity or through periodic interest payments) based on a specified financial index or rate...

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STRUCTURED NOTES FAQS

Every structured investment is constructed differently, but many of them rely on the same basic concepts. Frequently, the financial engineering involves the purchase of an option that has a payout at maturity, thus giving the structured investment its particular return profile...

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

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THE J.P. MORGAN ALTERNATIVE INDEX MULTI-STRATEGY 5 (USD) STRATEGY GUIDE

A J.P. Morgan strategy that provides exposure to a portfolio of absolute return strategies and aims to generate consistent positive returns with low correlation to traditional asset classes.

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THE J.P. MORGAN ASIA-PACIFIC EQUITY ROTATOR 5 INDEX

J.P.Morgan

A J.P Morgan strategy that tracks the excess return of a synthetic portfolio of up to five constituents that are each an Asia-Pacific equity index or futures tracker and the J.P. Morgan U.S. Treasury Notes Futures Tracker, using a volatility budgeting approach.

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THE J.P. MORGAN EFFICIENTE (USD) INDEX STRATEGY GUIDE

J.P.Morgan

A J.P. Morgan strategy that seeks to generate returns through the selection of up to nine cross-asset and diversified indices based on the modern portfolio theory approach to asset allocation.

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THE J.P. MORGAN ETF EFFICIENTE 5 INDEX STRATEGY GUIDE

J.P.Morgan

A J.P. Morgan strategy that seeks to generate returns through investing in exchange traded funds and a cash index to provide exposure to a universe of diverse assets based on the efficient frontier portfolio analysis approach.

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THE J.P. MORGAN OPTIMAX MARKET-NEUTRAL INDEX STRATEGY

THE S&P 500 DAILY RC2 8 PERCENT EXCESS RETURN INDEX

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GUIDE

J.P.Morgan

A J.P. Morgan commodity strategy that seeks to generate consistent returns through a selection of commodity-linked component sub-indices based on modern portfolio theory and momentum theory.

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STRATEGY GUIDE

J.P.Morgan

Provides investors with a broad U.S. equities index that has the potential for greater stability and lower overall risk when compared to the S&P 500 Total Return Index.

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THE S&P 500 DIVIDEND ARISTOCRATS RISK CONTROL 8 PERCENT EXCESS RETURN INDEX STRATEGY GUIDE

J.P.Morgan

Provides investors with exposure to the blue chip names of the S&P 500 Dividend Aristocrats Total Return Index via a volatility control mechanism that seeks to create a more consistent risk-return profile.

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THE S&P 500 RISK CONTROL EXCESS RETURN INDEX STRATEGY GUIDE

J.P.Morgan

Provides investors with a broad U.S. equities index that has the potential for greater stability and lower overall risk when compared to the S&P 500 Total Return Index.

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transactions and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

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J.P. MORGAN ASIA-PACIFIC EQUITY ROTATOR 5 INDEX - PERFORMANCE UPDATE
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THE J.P.MORGAN OPTIMAX MARKET-NEUTRAL INDEX - PERFORMANCE UPDATE

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THE S&P 500 DAILY RC2 8 PERCENT EXCESS RETURN INDEX - PERFORMANCE UPDATE

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THE S&P 500 DIVIDEND ARISTOCRATS DAILY RISK CONTROL 8 PERCENT EXCESS RETURN INDEX - PERFORMANCE UPDATE

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THE S&P 500 RISK CONTROL 10 PERCENT EXCESS RETURN INDEX

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US TREASURY FUTURES TRACKER - PERFORMANCE UPDATE

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You can add products directly from the product list to this page by clicking on the plus symbol. You can then add your favourite products to a portfolio of your choice by dragging them with your mouse. New portfolios can be created by entering a new portfolio name in the text field provided.

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

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